Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

     In connection with the quarterly report of New Century Equity Holdings Corp. (the “Company”) on Form 10-Q for the three months ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Chief Financial Officer and Executive Vice President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)	The Form 10-Q report for the three months ended March 31, 2003, filed with the Securities and Exchange Commission on April 24, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q report for the three months ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By: /s/ DAVID P. TUSA —————————————— David P. Tusa Chief Financial Officer Executive Vice President	Date: April 24, 2003